UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/24/2018

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-04887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of UMB Financial Corporation (the “Company”) was held on April 24, 2018. As of the record date, there were a total of 50,033,904 shares outstanding and entitled to vote at the annual meeting. At the annual meeting, 46,084,831 shares were represented in person or by proxy, therefore, a quorum was present. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

1. Election of 12 directors to hold office until the 2019 annual meeting of shareholders. The nominees for the directorships received the following votes:

Director	For	Withhold	Broker Non-Votes
Robin C. Beery	42,568,582	544,426	2,971,823
Kevin C. Gallagher	42,544,983	568,026	2,971,823
Greg M. Graves	41,908,080	1,204,928	2,971,823
Alexander C. Kemper	42,670,031	442,978	2,971,823
J. Mariner Kemper	42,384,886	728,122	2,971,823
Gordon E. Lansford	42,633,978	479,031	2,971,823
Timothy R. Murphy	42,325,305	787,703	2,971,823
Kris A. Robbins	42,551,757	561,251	2,971,823
L. Joshua Sosland	42,180,924	932,085	2,971,823
Dylan E. Taylor	42,550,101	562,907	2,971,823
Paul Uhlmann, III	42,191,911	921,097	2,971,823
Leroy J. Williams, Jr.	42,561,183	551,825	2,971,823

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2019.

2. Advisory vote (non-binding) on the compensation paid to our named executive officers.

For	Against	Abstain	Broker Non-Votes
42,254,964	767,059	90,986	2,971,823

3. Ratification of the Corporate Audit Committee’s engagement KPMG LLP to serve as the Company’s independent registered public accounting firm for 2018. The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
46,057,089	17,545	10,197	0

4. Approval of the UMB Financial Corporation Omnibus Incentive Compensation Plan. The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
39,873,503	3,044,852	194,653	2,971,823

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Ram Shankar Chief Financial Officer

Date: April 26, 2018